SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 15, 2003

LIONS GATE ENTERTAINMENT CORP.
(Exact name of registrant as specified in charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-14880 (Commission File Number)	(IRS Employer Identification No.)

Suite 3123, Three Bentall Centre, Burrard Street
Vancouver, British Columbia V7X 1J1
And
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(Address of principal executive offices)

(604) 609-6100
(Registrant’s telephone number, including area code)

4553 Glencoe Avenue, Suite 200
Marina del Rey, California 90292
(former address of United States principal executive office)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT 2.1

Item 2. Acquisition or Disposition of Assets

     On December 15, 2003, Lions Gate Entertainment Corp. (“Lions Gate”) completed its acquisition of Films Holding Co. (“Films”), the parent company of Artisan Entertainment Inc. (“Artisan”), pursuant to the Merger Agreement dated October 24, 2003 (the “Merger Agreement”) by and among Lions Gate, LGF Acquisition Corp. (“Acquisition”), a wholly-owned subsidiary of Lions Gate, and Films for a purchase price of $160,000,000 in cash. Lions Gate also assumed all of Films’ debt, which at the closing was approximately $43.7 comprised of bank debt and amounts owed under a subordinated promissory note.

     To finance the purchase price, Lions Gate used cash on hand from recent debt and equity offerings and incurred additional indebtedness under its credit facility with JPMorgan Chase Bank.

     Pursuant to the Merger Agreement, each stockholder of Films received a portion of the purchase price based on the number of shares held. Lions Gate’s Chief Financial Officer was formerly an officer and stockholder of Artisan and, upon the closing, received approximately $127,000 of the purchase price in exchange for his stock, approximately $72,000 of which was used to repay an outstanding loan to Lions Gate.

     The Merger Agreement was negotiated at arm’s length between representatives of Lions Gate and representatives of Films.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired

Lions Gate will file the information required by this Item via a Current Report on Form 8-K/A within 60 days after the date of this report.

(b)	Pro Forma Financial Information

Lions Gate will file the information required by this Item via a Current Report on Form 8-K/A within 60 days after the date of this report.

(c)	Exhibits

2.1	Merger Agreement by and among Lions Gate Entertainment Corp., LGF Acquisition Corp. and Films Holding Co. dated as of October 24, 2003 (Lions Gate agrees to furnish supplementally a copy of the Schedules to the commission upon request).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE ENTERTAINMENT CORP.

Date December 30, 2003	By:	/s/ JAMES KEEGAN

Name: James Keegan Title: Chief Financial Officer